As filed with the Securities and Exchange Commission on December 13, 2002.
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              UNIVERSAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                 Virginia                                   54-0414210
        (State or Other Jurisdiction                     (I.R.S. Employer
       of Incorporation or Organization)               Identification Number)

              1501 North Hamilton Street, Richmond, Virginia 23230
               (Address of Principal Executive Offices) (Zip Code)
                               ------------------

                              UNIVERSAL CORPORATION
                            2002 EXECUTIVE STOCK PLAN
                            (Full Title of the Plan)

                         George C. Freeman III, Esquire
                          General Counsel and Secretary
                              Universal Corporation
                           1501 North Hamilton Street
                            Richmond, Virginia 23230
                                 (804) 359-9311
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   -----------

                                        CALCULATION OF REGISTRATION FEE
===================================== =============== ====================== ====================== =================
                                                        Proposed Maximum       Proposed Maximum        Amount of
                                       Amount to be    Offering Price per     Aggregate Offering    Registration Fee
Title of Securities to be Registered  Registered (1)        Share (2)                Price
------------------------------------- --------------- ---------------------- ---------------------- -----------------
Common Stock, no par value              2,000,000            $36.33               $72,660,000            $6,685

Rights to Purchase Series A Junior
  Participating Preferred Stock            (3)                 (3)                    (3)                 (3)

===================================== =============== ====================== ====================== =================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2) Pursuant to Rule 457(h), the offering price is based on the average of the high ($36.72) and low ($35.95) prices as reported on the composite tape of New York Stock Exchange listed issues on December 10, 2002.

(3) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, File No. 1-652, filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) the portions of the Registrant's definitive Proxy Statement for the 2002 Annual Meeting of Shareholders that have been incorporated by reference into the Form 10-K, File No. 1-652.

         (3) the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2002, File No. 1-652, filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act;

         (4) the Registrant's Current Reports on Form 8-K filed on December 6, 2002, November 8, 2002, November 7, 2002, November 4, 2002,
                  October  31,  2002,  October 16,  2002,  September  26,  2002,
                  September 25, 2002, September 23, 2002 and September 17, 2002, respectively; and

         (5) the description of the Registrant's Common Stock and associated preferred share purchase rights contained in the Registrant's registration statement on Form 8-A, filed December 29, 1998 (the "Form 8-A"); Amendment No. 1 to Form 8-A, filed May 7, 1999; and the Registrant's Registration Statement on Form S-3, dated February 25, 1993.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Williams, Mullen, Clark & Dobbins P.C., counsel to the Registrant, has rendered its opinion that the shares of Common Stock that constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. Attorneys employed by the firm beneficially owned an aggregate of 2,280 shares of the Registrant's Common Stock as of November 1, 2002, which had an aggregate value of $83,790 based on the closing sales price of the Registrant's Common Stock on such date.

Item 6.           Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant against expenses and liabilities incurred in legal proceedings and authorizing the Board of Directors to advance and reimburse expenses as permitted by law. The Articles of Incorporation of the Registrant also eliminate the liability of directors and officers to the Registrant or its shareholders for monetary damages in excess of one dollar to the full extent permitted by the Code.

Item 7.           Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Amended and Restated Articles of Incorporation (incorporated herein by reference to the Registrant's Form 8-A Registration Statement, dated December 29, 1998, File No. 1-652).

         4.2 Bylaws (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, File No. 1-652).

         4.3 Rights Agreement, dated as of December 3, 1998, between the Registrant and Wachovia Bank, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated December 3, 1998, File No. 1-652).

         4.4 First Amendment to the Rights Agreement, dated as of April 23, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and Norwest Bank Minnesota, N.A., as Successor Rights Agent (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated May 7, 1999, File No. 1-652).

         4.5 Specimen Common Stock Certificate (incorporated herein by reference to the Registrant's Amendment No. 1 to Form 8-A Registration Statement, dated May 7, 1999, File No. 1-652).

         4.6      Universal Corporation 2002 Executive Stock Plan.*

         5.1      Opinion of Williams, Mullen, Clark & Dobbins.*

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.*

         24       Powers of Attorney (included on Signature Page).*

         --------------

         *Filed herewith

Item 9.           Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on December 5, 2002.


                                UNIVERSAL CORPORATION


                            By: /s/ Henry H. Harrell
                                -----------------------------------------
                                Henry H. Harrell
                                Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints William L. Taylor and George C. Freeman, III, either of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any exhibits thereto, and any other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                      Title                               Date
                 ---------                                      -----                               ----

           /s/ Henry H. Harrell                 Chairman, Chief Executive Officer and         December 5, 2002
------------------------------------- ------                 Director
             Henry H. Harrell                       (Principal Executive Officer)

             /s/ Allen B. King                              President and                     December 5, 2002
-------------------------------------------            Chief Operating Officer
               Allen B. King                                And Director

           /s/ Hartwell H. Roper             Vice President and Chief Financial Officer       December 5, 2002
-------------------------------------------         (Principal Financial Officer)
             Hartwell H. Roper

           /s/ James A. Huffman                              Controller                       December 5, 2002
-------------------------------------------        (Principal Accounting Officer)
             James A. Huffman


           /s/ Joseph C. Farrell                              Director                        December 5, 2002
-------------------------------------------
             Joseph C. Farrell


        /s/ Charles H. Foster, Jr.                            Director                        December 5, 2002
-------------------------------------------
          Charles H. Foster, Jr.


           /s/ Thomas H. Johnson                              Director                        December 5, 2002
-------------------------------------------
             Thomas H. Johnson


          /s/ Eddie N. Moore, Jr.                             Director                        December 5, 2002
-------------------------------------------
            Eddie N. Moore, Jr.


          /s/ Jeremiah J. Sheehan                             Director                        December 5, 2002
-------------------------------------------
            Jeremiah J. Sheehan


          /s/ Hubert R. Stallard                              Director                        December 5, 2002
-------------------------------------------
            Hubert R. Stallard


           /s/ Walter A. Stosch                               Director                        December 5, 2002
-------------------------------------------
             Walter A. Stosch


          /s/ Dr. Eugene P. Trani                             Director                        December 5, 2002
-------------------------------------------
            Dr. Eugene P. Trani


                                  EXHIBIT INDEX


Exhibit No.         Document
-----------         --------


4.1 Amended and Restated Articles of Incorporation (incorporated herein by reference to the Registrant's Form 8-A Registration Statement, dated December 29, 1998, File No. 1-652).

4.2 Bylaws (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, File No. 1-652).

4.3 Rights Agreement, dated as of December 3, 1998, between the Registrant and Wachovia Bank, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated December 3, 1998, File No. 1-652).

4.4 First Amendment to the Rights Agreement, dated as of April 23, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and Norwest Bank Minnesota, N.A., as Successor Rights Agent (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated May 7, 1999, File No. 1-652).

4.5 Specimen Common Stock Certificate (incorporated herein by reference to the Registrant's Amendment No. 1 to Form 8-A Registration Statement, dated May 7, 1999, File No. 1-652).

4.6      Universal Corporation 2002 Executive Stock Plan.*

5.1      Opinion of Williams, Mullen, Clark & Dobbins.*

23.1     Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.*

24       Powers of Attorney (included on Signature Page).*

--------------

*Filed herewith